UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2011

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111-2702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2011, Diamond Foods, Inc. (“Diamond”) notified The NASDAQ Stock Market LLC (“Nasdaq”) that it is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1), which requires that Nasdaq-listed companies file their required periodic financial reports with the Securities and Exchange Commission on a timely basis. As previously disclosed, the Audit Committee of the Diamond Board of Directors is performing an investigation of Diamond’s accounting for certain crop payments to walnut growers (the “Investigation”). As a result of the Investigation, Diamond expects to file its Form 10-Q for the first fiscal quarter after the December 12, 2011 filing deadline. The Audit Committee and its advisors are working diligently to complete the Investigation. Diamond expects that it will receive a notice of deficiency from the Nasdaq Listing Qualifications Department in accordance with standard Nasdaq procedure indicating that Diamond should submit a plan to regain compliance. Diamond intends to submit a plan to regain compliance as quickly as possible. If necessary, Diamond will request a hearing before the Nasdaq Listing Qualifications Panel to review the plan. During this process, Diamond’s common stock will continue to be listed and traded on The NASDAQ Global Select Market.

Item 8.01	Other Events.

Audit Committee Investigation Update

On December 12, 2011, Diamond issued a press release providing an update on its Audit Committee Investigation and that it expects to file its Form 10-Q for the fiscal first quarter after the December 12, 2011 filing deadline. A copy of the press release is furnished as Exhibit 99.1 to this report.

Credit Agreement Consent

On December 7, 2011, Diamond, Bank of America, N.A., as administrative agent, and certain consenting lenders entered into a consent (the “Consent”) in connection with the Company’s Credit Agreement, dated February 25, 2010, with Bank of America, N.A., as administrative agent, L/C issuer and lender, and the other lenders party thereto (the “Credit Agreement”). The Consent provides that (a) the compliance certificate required by the Credit Agreement for the fiscal quarter ended October 31, 2011 may be delivered no later than March 1, 2012 and that such delayed delivery will not increase the interest rate paid by the Company under the Credit Agreement and (b) the Company’s financial statements for the fiscal quarter ended October 31, 2011 to be delivered by December 15, 2011 may be delivered without an officer’s certificate and are delivered subject to any adjustment that may result from the Investigation, which adjustment, if any, will be provided with the compliance certificate no later than March 1, 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Diamond Foods, Inc. press release dated December 12, 2011 regarding Audit Committee investigation update.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: December 12, 2011	By:	/s/ Steven M. Neil
Name: Steven M. Neil
Title: Executive Vice President, Chief Financial and Administrative Officer